UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (513) 794-7100
LanVision Systems, Inc
(Former name, former address, and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APOINTMENT OF PRINCIPAL OFFICERS
On November 21, 2006, the Board of Directors of Streamline Health Solutions, Inc. expanded the number of directors to serve on the Board to five members. The Board then appointed Mr. Andrew L. Turner to fill the new directorship position so created by the Board. In addition, the Board determined that Mr. Turner satisfied the criteria to be an independent director and named him to serve as a member of both the Audit and Compensation Committees of the Board of Directors. Mr. Turner has no contractual or similar arrangements with Streamline Health and he has no family relationship with any other member of the Board or with any executive officer of Streamline Health.
In conjunction with the Board’s appointment of Mr. Turner as a director, consistent with Streamline Health’s practices for compensating its directors as set forth in its 2006 proxy statement, the Board awarded Mr. Turner 15,000 non-qualified stock options pursuant to Streamline Health’s 2005 Incentive Plan. Mr. Turner will be compensated on the same basis as all other independent directors of Streamline Health. The Board also approved the entry into an Indemnification Agreement between Streamline Health and Mr. Turner, which agreement is substantively identical to agreements between Streamline Health and all existing directors. The indemnification agreement provides that the Registrant will indemnify the Director to the full extent as permitted by Delaware law. A copy of Mr. Turner’s Indemnification Agreement is attached as an exhibit to this Form 8-K and should be reviewed for the complete set of terms and conditions relating thereto.
Streamline Health issued a press release regarding the appointment of Mr. Turner as a director, which press release also is attached as an exhibit to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Indemnification agreement between Streamline Health Solutions, Inc. and Andrew L. Turner dated November 21, 2006

99.1	Press release dated November 21, 2006

Signatures
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: November 22, 2006	By:	/s/ Paul W. Bridge, Jr.

Paul W. Bridge, Jr.
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.            Description of Exhibit